Exhibit 99.1

FOR IMMEDIATE RELEASE

DECKERS OUTDOOR CORPORATION SIGNS DEFINITIVE AGREEMENT

TO ACQUIRE THE SANUK™ BRAND

Goleta, California…MAY 19, 2011…Deckers Outdoor Corporation (NASDAQGS: DECK) today announced that it has signed a definitive asset purchase agreement to acquire the Sanuk™ brand, an innovative action sport and adventure footwear brand known for its original sandals and shoes and irreverent marketing.  The acquisition includes certain assets and liabilities of Sanuk U.S.A. LLC and of C. & C. Partners, LTD., the exclusive licensee for the Sanuk brand in the United States, Europe and Canada. The total purchase price for the assets of both companies related to the Sanuk brand is an initial payment of approximately $120 million in cash subject to certain post-closing adjustments, and includes additional participation payments based upon performance over the next five years. The combined businesses generated in excess of $43 million of unaudited net sales in 2010. Based on the expected closing in the third quarter of 2011, due to the seasonality of the business Deckers expects the acquisition of Sanuk to be modestly accretive to earnings for 2011, before transaction costs.  Sanuk will remain headquartered in Orange County, California and senior management will continue to manage the brand.

In announcing the definitive agreement, Deckers President, Chief Executive Officer and Chairman of the Board of Directors Angel Martinez, said, “Sanuk is an ideal addition to the Deckers family of brands. It’s a profitable, well-run business with a corporate culture similar to ours, and provides substantial growth opportunities, particularly within the action sports market where it has a large and loyal customer base of active outdoor enthusiasts.  Its authentic product collections complement our existing portfolio with minimal overlap, and it’s a brand that we believe has true global lifestyle potential.”

Sanuk (which means “fun” in Thai) was founded in 1997 by entrepreneur Jeff Kelley, whose first product was a sandal made of green indoor-outdoor carpet. With a history of innovation, product invention, foot-friendly comfort and clever branding, Sanuk is now one of the fastest growing footwear brands in the action sports, outdoor and sports markets.  Sanuk is currently available in more than 1,700 retailers in 40 countries and at Sanuk.com, and enjoys diverse acceptance across multiple channels including in most surf/action sports retailers, outdoor retailers such as REI, EMS and Bass Pro, specialty retailers Fred Segal and Nordstrom and large chains including Journeys, Dillards and The Buckle.

Added founder Jeff Kelley: “We are excited to join forces with a company of Deckers’ caliber and culture. Deckers’ specialty and focus is and has always been footwear, and this expertise will help globalize and accelerate Sanuk’s growth.  The management team at Deckers has a great track record of brand building, and we look forward to accessing the experience, operational expertise and global infrastructure they’ve built for their family of brands.”

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In the 14 years since its founding, Kelley and his team have consistently brought creativity, fun and comfort to their line of sandals and shoes for men, women and children.  Sanuk’s offerings now include the patented Sidewalk Surfer Shoe which effectively introduced the deconstructed footwear movement, the Fraid Not sandal collection, and the Yoga Mat sandal made from yoga mat material, which was cited as the 2010 Product of the Year by the Surf Industry Manufacturers Association (SIMA).  Sanuk continues to build on its authentic position in the surf and outdoor markets through its relationships with prominent professional athletes, known as much for their unique personal styles and charisma as for their specialized talents.  Athletes currently working with Sanuk include surfer Dave Rastovich, competitive bouldering champ Sierra Blair-Coyle and rock climbers Chris Sharma, Daniel Woods and Ethan Pringle.

The acquisition, which will be funded by Deckers’ existing cash balances and is expected to be completed by the beginning of the third quarter, is subject to customary closing conditions, including regulatory approval.  Peter J. Solomon Company, L.P. acted as financial advisor and Stradling Yocca Carlson and Rauth acted as legal advisor to Deckers. Moss Adams Capital, LLC acted as financial advisor and Daniel P. Murphy, L.P. acted as legal advisor to Sanuk USA and C. &C. Partners, LTD.

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Deckers Outdoor Corporation strives to be a premier lifestyle marketer that builds niche brands into global market leaders by designing and marketing innovative, functional and fashion-oriented footwear developed for both high performance outdoor activities and everyday casual lifestyle use. Teva®, Simple® Shoes, UGG® Australia, TSUBO®, and Ahnu® are registered trademarks of Deckers Outdoor Corporation. For more information, please visit www.Deckers.com.

This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” or by the fact that such statements relate to future, and not just historical, events or circumstances, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for the Company’s markets and the demand for its products. The forward-looking statements in this news release regarding our future financial performance are based on currently available information as of the date of this release, and because our business is subject to a number of risks and uncertainties, some of which may be beyond our control, actual operating results in the future may differ materially from the future financial performance expected at the current time. Those risks and uncertainties include, among others: the recent financial crisis and current global economic uncertainty; the ability to realize returns on our new and existing retail stores; our ability to accurately forecast consumer demand; our ability to anticipate fashion trends; impairment losses on our intangible or tangible assets; flaws, shortages, or price fluctuations of raw materials that could interrupt product manufacturing and increase product costs; the risks of international commerce of manufacturing in China and Vietnam; the risks of conducting business outside the US, including foreign currency and global liquidity risks; the international markets we sell to are subject to compliance with a variety of laws and political and economic risks; risks related to international trade and import regulations and security procedures; our ability to implement our growth strategies; the success of our customers and the risk of losing one or more of our key customers; our ability to protect our intellectual property rights or deter counterfeiting; our dependence on independent manufacturers to maintain a continuous supply of finished goods that meet our quality standards; liquidity and market risks for our cash equivalents and short-term investments; the risk of losing key personnel; the interruption of key business processes and supporting information systems; loss of our warehouses; the impact of increases in petroleum and other energy prices, or demand for ocean containers or other means of transportation; the sensitivity of our sales to seasonal and weather conditions; we could be subject to additional income tax liabilities; our ability to compete effectively with our competition; and the volatility of our common stock. Certain of these risks and uncertainties, as well as others, are more fully described under the heading “Risk Factors” and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which the Company filed with the Securities and Exchange Commission on March 1, 2011, and under “Risk Factors” in any subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date of this release. The Company undertakes no obligation to publicly release or update the results of any revisions to forward-looking statements, which may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks and uncertainties highlighted herein should not be assumed to be the only items that could affect the future performance or valuation of the Company.

For:         DECKERS OUTDOOR CORPORATION

Investor Contacts:	Tom George
Chief Financial Officer
(805) 967-7611

Brendon Frey
ICR
(203) 682-8200

Media Contact:	Errin Cecil-Smith
Director, Public Relations & Corporate Communications
errin.cecil-smith@deckers.com
(805) 967-7611